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                                                                     EXHIBIT 5.1
                                                                     -----------

                                 HALE AND DORR
                              COUNSELLORS AT LAW

                 60 State Street, Boston, Massachusetts 02109
                       617-526-6000 - Fax 617-526-5000

                                                        April 25, 1994



       Genetics Institute, Inc.
       87 CambridgePark Drive
       Cambridge, MA  02140

       Gentlemen and Ladies:

            We have assisted in the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of 1,254,550 Depositary Shares, each representing one share of Common Stock, $.01 par value per share, subject to a call option and evidenced by a depositary receipt (the "Depositary Shares"), of Genetics Institute, Inc. a Delaware corporation (the "Company") to be issued upon the exercise of warrants to acquire Depositary Shares (the "Warrants"), held by certain warrantholders of the Company.

            We have examined the Restated Certificate of Incorporation of the Company, the By-laws of the Company and all amendments thereto and have examined and relied on originals, or copies certified to our satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

            In our examination of the foregoing documents, we have assumed (i) the genuineness of all signatures, the authenticity of all documents submitted to us as originals, (ii) the conformity to original documents of all documents submitted to us as certified or photostatic copies and (iii) the authenticity of the originals of the latter documents.

            Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and issued and are fully paid and nonassessable.



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       Genetics Institute, Inc.
       April 25, 1994
       Page 2




            We hereby consent to the use of our name in the Registration Statement and in the related Prospectus under the caption
       "Legality of Common Stock" and to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statement.

                                          Very truly yours,



                                          HALE AND DORR